Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 15, 2021 (which includes an explanatory paragraph relating to Marizyme, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of Marizyme, Inc., which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
February 14, 2022